                                  PERKINS COIE
              A Law Partnership Including Professional Corporations
                          1201 Third Avenue, 40th Floor
                         Seattle, Washington  98101-3099

                                  May 1, 1995


Shurgard Storage Centers, Inc.
1201 Third Avenue, Suite 2200
Seattle, Washington 98101

     RE: $200,000,000 AGGREGATE OFFERING PRICE OF SECURITIES (THE "SECURITIES") OF SHURGARD STORAGE CENTERS, INC. (THE "COMPANY")

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you on May 1, 1995 with the Securities and Exchange Commission, in connection with the registration of the Securities under the Securities Act of 1933, as amended, you have requested our opinion concerning certain of the federal income tax consequences to the Company of its election to be taxed as a real estate investment trust (a "REIT"). This opinion is based on various facts and assumption, and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement.

     As tax counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     This opinion is based on (i) existing law as contained in the Internal Revenue Code of 1986 (the "Code"), regulations issued thereunder by the U.S. Treasury Department, administrative pronouncements of the Internal Revenue Service (the "IRS") and court decisions as of the date hereof, (ii) our understanding of the relevant facts related to the Company, its past, current, and contemplated operation, as reflected in the Registration Statement and as represented to us in the certificate of the Company attached hereto, and (iii) our assumption that the Company will continue to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. Any of the statutes, regulations, administrative pronouncements, or judicial decisions upon which this opinion is based could be changed at any time, perhaps with

May 1, 1995
Page 2


retroactive effect. Furthermore, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts.

     Based on such facts assumption and representations, it is our opinion that:

     1. Commencing with the Company's taxable year beginning January 1, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" and its proposed method of operation as described in the representations of the Company referred to above, will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code.

     2. The statements in the Registration Statement set forth under the caption, "Certain Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

     No opinion is expressed as to any matter not discussed herein.

     We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion is not binding on the IRS. Hence there can be no assurance that the IRS will not assert that the Company does not qualify as a REIT for federal income tax purposes, particularly since the determination whether the Company qualifies as a REIT depends upon numerous factual issues as to which we are relying upon representations of the Company. In this regard, our opinion is based on our understanding of the facts as represented to us in the attached certificate of the Company and on the assumption that the Company is operated in the manner described in the Registration Statement and in the attached certificate.
Perkins Coie will undertake no obligation to update this opinion or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy these requirements.

     This opinion is furnished only to you, and is solely for the use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.


                              Very truly yours,


                              PERKINS COIE

                  CERTIFICATE OF SHURGARD STORAGE CENTERS, INC.

     The undersigned, Harrell Beck, hereby certifies that he is the Vice President and Chief Financial Officer of Shurgard Storage Centers, Inc., a real estate investment trust organized as a Delaware corporation (the "Company"), and that he has received from Perkins Coie a proposed form of opinion letter addressed to the Company, which opinion is to be delivered to the Company in connection with the registration of securities, more fully described in the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about May 1, 1995. The undersigned has read said proposed opinion letter. This Certificate, which is rendered on behalf of the Company, is intended as a statement of facts upon which Perkins Coie may rely in rendering the opinion. The undersigned acknowledges that, with the exception of the preparation of this Certificate, Perkins Coie has not undertaken any independent inquiry into or verification of the matters addressed herein. All terms used in this Certificate shall have the meanings set forth (or incorporated by reference) in the proposed opinion letter, unless otherwise defined herein.

     The undersigned, for and on behalf of the Company, hereby certifies to Perkins Coie as follows:

     1.   The Company is organized as a Delaware corporation.

     2. The Company will elect to be taxed as a real estate investment trust ("REIT") within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code") beginning with its taxable year ended December 31, 1994.

     3. The Company is not a bank (within the meaning of Section 581 of the Code), financial institution described in Section 591 of the Code, small business investment company operating under the Small Business Act of 1958, business development corporation (within the meaning of Section 582(c)(2)(B) of the Code) or insurance company subject to Subpart L of the Code.

     4.   The Company is managed by a board of directors.

     5. The beneficial ownership of the Company is evidenced by shares of common stock, which shares, subject to federal and state securities laws and applicable transfer restrictions set forth in the Company's Certificate of Incorporation, are freely transferable.

     6. The Company will, for each year after its first taxable year, have more than 100 stockholders during at least 335/365ths of such taxable year.

     7. No more than 50% of the value of the Company's capital stock is or has been held at any time during the last half of any taxable year since 1994 actually or constructively (taking into account the constructive ownership rules of Section 856(h) of the Code) by or for five or fewer individuals.

     8. At the end of each quarter of each taxable year since 1994, (i) at least 75% of the value of the Company's total assets consisted of "real estate assets," cash and cash items (i.e., receivables arising in the ordinary course of the Company's operations), certificates of deposit, obligations secured by mortgages on real property, shares in REITs, or government securities; and
(ii) the Company's total assets did not consist of securities (other than obligations secured by mortgages on real property, shares in REITs, or government securities) of any one issuer that represented either more than 5% of the value of the Company's total assets or more than 10% of the outstanding voting securities of such issuer (within the meaning of Section 856(c)(5)(B) of the Code and Treasury Regulation Section 1.856-3(e) thereunder), except for the "Qualified REIT Subsidiaries" as provided in paragraph 14. For purposes of this representation, "real estate assets" means real property (including fee ownership, co-ownership, leaseholds, and options to acquire such interests), mortgages on real property, and shares in another REIT, and the Company is considered to own a proportionate share of any assets owned by a partnership in which the Company is a partner.

     9. At least 75% of the Company's gross income for each taxable year since 1994 has been derived from: (i) "rents from real property" (as defined in Section 856(d) of the Code); (ii) interest on obligations secured by mortgages on real property or interests in real property (excluding amounts described in Section 856(f) of the Code); (iii) gain from the sale or other disposition of real property not held as inventory or primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain from the sale or other disposition of, transferable shares in other REITs;
(v) abatements and refunds of taxes on real property; (vi) income from foreclosure property (as defined in Section 856(e) of the Code); (vii) amounts received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or disposition of a real estate asset that is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code; and (ix) any income that is attributable to a stock or debt instrument, the temporary investment of new capital, and is received or accrued during the one-year period beginning on the date the Company received the capital.

     10. At least 95% of the Company's gross income for each taxable year since 1994 has been derived from the sources described in paragraph 9 plus dividends, interest on obligations other than mortgages, and gain from the sale or other disposition of stock and securities not held as inventory or primarily for sale to customers in the ordinary course of business.

     11. No amounts payable to the Company in connection with the rental of any property depends in whole or in part on income or profits derived from any tenant (or sub-tenant) of such property (except that such amounts may be based on a fixed percentage or percentages of receipts or sales).

     12. Less than 15% of the rent received by the Company with respect to each property is attributable to personal property and all personal property contained in the properties is leased under or in connection with a lease of real property.

     13. Less than 30% of the Company's gross income for each taxable year since 1994 has been derived from the sale or disposition of stock or securities held for less than one year, property held as inventory or primarily for sale in the ordinary course of business, and real property held for less than four years, other than property compulsorily or involuntarily converted (within the meaning of Section 1033 of the Code) and foreclosure property (within the meaning of Section 856(3) of the Code).

     14. The Company does not own securities in any other corporate issuer that either (i) represents in excess of 10% of the outstanding voting securities of such issuer or (ii) has an aggregate value in excess of 5% of the value of the total assets of the Company (as determined in accordance with Treasury Regulation Section 1.856-2(d)(2)), except that the Company has three "Qualified REIT Subsidiaries" (as defined in Section 856(i) of the Code).

     15. The Company has complied with the record-keeping requirements set forth in Treasury Regulation Sections 1.857-8 and -9 (relating to the records to be maintained concerning stock ownership and information required to be requested from stockholders) for each of its taxable years.

     16. During 1994, the Company distributed less than 95% of its REIT taxable income for such year. In order to continue to satisfy the 95% REIT taxable income distribution requirement for 1994, the Company made distributions in 1995 that, pursuant to Section 858 of the Code, qualified as attributable to the 1994 REIT taxable income sufficient to satisfy the requirement that the Company distribute 95% of its REIT taxable income for 1994.

     17. During 1995, the Company will make distributions in an amount necessary to eliminate the accumulated earnings and profits of Shurgard Incorporated acquired by the Company in the merger of Shurgard Incorporated with and into the Company.

     18. The Company is not aware of any facts, circumstances, or events which are contrary to or inconsistent with any of the foregoing statements or any of the statements and opinions contained in the proposed opinion letter. To the knowledge of the undersigned, the Company has never been advised by an accounting firm or a law firm that there exists a material issue as to the Company's qualification or continued qualification as a REIT.

     19. With respect to the representations in paragraphs 6 through 18, the Company expects that, and it will take all measures within its control to ensure that, those representations continue to be true for 1994 and succeeding taxable years.

     20. The facts contained within letter ruling request as delivered by Shurgard Incorporated to the Internal Revenue Service on behalf of the Company with respect to services performed by the Company on a system wide basis for Company tenants are true, correct and complete in all material respects.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 1st day of May, 1995.

                                        SHURGARD STORAGE CENTERS, INC.



                                        By   HARRELL BECK
                                             -----------------------------------
                                             Harrell Beck
                                             Vice President and
                                             Chief Financial Officer


                                       -3-